Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-195481, 333-181041, No. 333-150981, No. 333-133591, No. 333-86986, No. 333-51187, No. 333-188098, No. 333-195480, and No. 333-53001 on Form S-8 and No. 333-188009 and 333-198299 on Form S-3 and No. 333-160072 on Form S-3D of Peapack-Gladstone Financial Corporation of our report dated March 13, 2015 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K.

/s/ Crowe Horwath LLP

Livingston, New Jersey

March 13, 2015

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